EXHIBIT 5.3

Lang Michener LLP
BARRISTERS & SOLICITORS

Vancouver Toronto Ottawa	1500 - 1055 West Georgia Street, P.O. Box 11117 Vancouver, British Columbia, Canada V6E 4N7 Telephone (604) 689-9111 Facsimile (604) 685-7084

August 14, 2007

The Board of Directors
PhotoChannel Networks Inc.
Suite 590, 425 Carrall Street
Vancouver, British Columbia
Canada V6B 6E3

Dear Sirs/Mesdames:

PhotoChannel Networks Inc.
Registration Statement on Form F-10 (SEC File No. 333-143341)

We hereby consent to the reference to us in the registration statement on Form F-10, as amended (the “Registration Statement”) and the related short form base shelf prospectus (the “Prospectus”) of PhotoChannel Networks Inc. relating to the offering of common shares. We also consent to the use of our firm name under the headings “Certain Canadian Federal Income Tax Information for United States Residents” and “Legal Matters” in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Lang Michener LLP